Exhibit 10.1

AMENDMENT NO. 1

TO AMENDED AND RESTATED MANAGEMENT AGREEMENT

Amendment No. 1 to Amended and Restated Management Agreement, dated as of December 15, 2015 (the “Amendment”), by and among PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Trust”), PennyMac Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and PNMAC Capital Management, LLC, a Delaware limited liability company (the “Manager”).

RECITALS

WHEREAS, the Trust, the Operating Partnership and the Manager are parties to that certain Amended and Restated Management Agreement, dated as of February 1, 2013 (the “Existing Management Agreement” and, as amended by the Amendment, the “Management Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Management Agreement.

WHEREAS, the Trust, the Operating Partnership and the Manager have agreed, subject to the terms and conditions of this Amendment, that the Existing Management Agreement be amended to incorporate certain agreed upon revisions that reflect the original intent of the Existing Management Agreement.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein, the Trust, the Operating Partnership and the Manager hereby agree that the Existing Management Agreement is hereby amended as follows:

SECTION 1.      Expenses of the Trust. Section 8 of the Existing Management Agreement is hereby amended by deleting the first paragraph of Section 8(b) in its entirety and replacing it with the following:

(b)             The Trust and the Subsidiaries shall pay all of their costs and expenses and the Operating Partnership (or any other Subsidiary, as provided below) shall reimburse the Manager or its Affiliates for expenses of the Manager and its Affiliates incurred on behalf of the Trust or any Subsidiary, excepting only those expenses that are specifically the responsibility of the Manager pursuant to Section 8(a) of this Agreement and provided that the total amount of reimbursed costs and expenses hereunder shall not, for any quarter, exceed the quotient of (i) the product of (A) 70 basis points (0.0070), multiplied by (B) Shareholders’ Equity as of the last day of such quarter, divided by (ii) four (4). Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the Trust or any Subsidiary shall be paid by the Operating Partnership (or such other Subsidiary) and shall not be paid by the Manager or Affiliates of the Manager:

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SECTION 2.      Conditions Precedent. This Amendment shall become effective on as of the date first set forth above (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

2.1            Delivered Documents. On the Amendment Effective Date, each party shall have received the following documents, each of which shall be satisfactory to such party in form and substance:

(a)             this Amendment, executed and delivered by duly authorized officers of the Trust, the Operating Partnership and the Manager; and

(b)             such other documents as such party or counsel to such party may reasonably request.

SECTION 3.      Representations and Warranties. Each party represents that it is in compliance in all material respects with all the terms and provisions set forth in the Existing Management Agreement on its part to be observed or performed.

SECTION 4.      Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Management Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 5.      GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6.      Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 7.      Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Management Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

The Trust:	PENNYMAC MORTGAGE INVESTMENT TRUST

	By:	/s/ Anne D. McCallion
Name: Anne D. McCallion Title: Chief Financial Officer

The Operating Partnership:	PENNYMAC OPERATING PARTNERSHIP, L.P

By: PennyMac GP OP, Inc.,
its General Partner

	By:	/s/ Anne D. McCallion
Name: Anne D. McCallion Title: Chief Financial Officer

The Manager:	PNMAC CAPITAL MANAGEMENT, LLC

	By:	/s/ Andrew S. Chang
Name: Andrew S. Chang Title: Chief Business Development Officer

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